EXHIBIT 28(h) 40 UNDER FORM N-1A

EXHIBIT 10 UNDER ITEM 601/REG. S-K

SCHEDULE I

(UPDATED AS OF 10/1/17)

A.	Money Market Funds

Federated Capital Reserves Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Municipal Trust

Federated U.S. Treasury Cash Reserves

B.       Muni Fixed Income Funds

Federated Intermediate Municipal Trust

Federated Michigan Intermediate Municipal Trust

Federated Municipal High Yield Advantage Fund

Federated Municipal Bond Fund, Inc.

Federated Municipal Ultrashort Fund

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Short-Intermediate Duration Municipal Trust

C.       Other Funds

Federated Absolute Return Fund

Federated Emerging Markets Debt Fund

Federated Global Strategic Value Dividend Fund

Federated Global Total Return Bond Fund

Federated International Bond Strategy Portfolio

Federated International Dividend Strategy Portfolio

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

Federated MDT Large Cap Value Fund

Federated MDT Large Cap Value Fund *

Federated Muni and Stock Advantage Fund

*a portfolio of Federated MDT Equity Trust which became effective August 31, 2017.